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                                                                  Exhibit 99.1



CONTACT:     Joe Fernandes - Investor Relations        Jerri Dickseski - Media
             (757) 688-6400                            (757) 380-2932



                       NEWPORT NEWS SHIPBUILDING ANNOUNCES
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                         APPOINTMENT OF NEW BOARD MEMBER
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         NEWPORT NEWS,  Va., March 23, 2000 - Newport News  Shipbuilding  (NYSE:
NNS) announced today that Dr. Shirley Ann Jackson will become a member of its Board of Directors beginning July 1, 2000. Dr. Jackson is the President of Rensselaer Polytechnic Institute in Troy, New York. She served as Chairman of the U.S. Nuclear Regulatory Commission from 1995 to 1999. Prior to this, she was Professor of Physics at Rutgers University in New Brunswick, New Jersey, and concurrently served as a consultant in semiconductor theory to AT & T Bell Laboratories.

         "We look forward to having Dr. Jackson's depth of knowledge and experience on the board," said Newport News Shipbuilding Chairman and CEO Bill Fricks. "Her strong background in both the nuclear technology and federal policy and regulatory arenas will be valuable to us as we continue to grow our core nuclear shipbuilding, design and fleet services business."

         Dr. Jackson is the first African American woman to earn a Ph.D. from Massachusetts Institute of Technology (M.I.T.). She also received a Bachelor of Science in Physics from M.I.T. For her significant contributions as a distinguished scientist and advocate for education, science and public policy,

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